                                 EXHIBIT - 3 i

     Filed with the State of New Jersey, Division of Revenue on Jan. 3,2001

                                                      Roland Machold
                                                ____________________________
                                                      State Treasurer


                    ARTICLES OF INCORPORATION-FOR PROFIT
                                      OF

                      THE NORTHPOINT CAPITAL FUND, Inc.

                    A Business-stock Corporation (NJ-REG)

             ( File#   0100838067    S888662     J1691737 )


In compliance with the requirements of the applicable provisions of NJ-REG (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  The NorthPoint Capital Fund, Inc.

2. The address of this corporation initial registered office in this Commonwealth is:

         16 Rimwood Lane     Colts Neck,NJ 07722        Monmouth County

3. The corporation is incorporated under the provisions of the Business Corp-oration Law.

4. The aggregate number of shares authorized is: 500,000,000.

5. The name and address of the incorporator is:

       Peter J. Lencki      16 Rimwood Lane     Colts Neck,NJ 07722

6. The specified effective date is: January 3, 2001.

7. No additional provisions of the articles.

8. The corporation is not a statutory close corporation.

9. The corporation is not a cooperative corporation.


IN TESTIMONY WHEREOF the incorporator has signed these Articles of Incorpora-tion this 2nd day of January, 2001.


                                                     Peter J. Lencki


                                                    _________________
                                                         Signature


                                    - 1 -